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                                                                 EXHIBIT 22(p-6)

                         BANKOH INVESTMENT PARTNERS, LLC
                             CODE OF ETHICS SUMMARY

The Securities and Exchange Commission has adopted rules that require investment advisers to registered investment companies to adopt a written code of ethics, and to use reasonable diligence to prevent violations of that code. Consistent with this obligation, Bankoh Investment Partners, LLC ("BIP") recently adopted and implemented a revised Code of Ethics ("Code") applicable to all BIP employees and other Bank of Hawaii employees who have access to BIP's systems and/or investment decision-making process. These employees are collectively referred to as "Access Persons".

The Code contains standards of conduct expected of all Access Persons, setting forth general principles intended to avoid any potential conflict of interest, or even the appearance of impropriety that might arise as a result of personal securities trading or other activities. It also includes requirements relating to reporting of personal securities transactions, which assists in verifying compliance with the Code. Although not all-inclusive, these provisions are summarized below.

GENERAL PRINCIPLES

Access Persons must always observe the highest standards of business conduct and act in accordance with all applicable securities laws, both in their personal and professional activities. They have a fiduciary responsibility to take no action that will harm BIP clients and should not engage in any conduct that even appears to place their own personal interests in conflict with the interests of clients or fund investors. This responsibility extends beyond the potential effects that Access Person's actions have on BIP clients. Market timing and late trading are strictly forbidden in any accounts, including brokerage, omnibus and 401(k) accounts.

EMPLOYEE REVIEW OF CODE OF ETHICS

At the commencement of employment, and at the beginning of each subsequent year, every Access Person is provided with a copy of the Code, along with an Initial/Annual Certification form. Each employee is required to sign and return the certification to the BIP Compliance Officer. By signing the certification, the employee states that he or she has received, read and understands the Code. In addition, by signing the Annual Certification, the employee represents that he or she has complied with the provisions of the Code during the past calendar year, has disclosed all brokerage accounts in which they have a beneficial interest, and has authorized the relevant brokerage firms to provide BIP Compliance with duplicate copies of all transaction confirmations and statements for such accounts.

GENERAL RULES CONCERNING PERSONAL SECURITIES TRADING

Pre-clearance of Personal Securities Transactions

The Code requires that Access Persons obtain advance approval for purchases and sales of certain securities that are or will be owned by the employee or a member of his or her immediate family. Transactions in all securities except (1) open-end mutual funds; (2) money market funds; (3) CD's; (4) commercial paper;
(5) short-term debt instruments; and (5) U.S Government Securities are subject to this requirement. To initiate pre-clearance, the Access Person must complete a Personal Securities

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Transaction Pre-Clearance Form and deliver it to the BIP Compliance Officer by
11:00 am the day before the intended trade is to be placed. If the portfolio managers have no intensions of placing trades of the security in client accounts and/or the Pacific Capital Funds on the same day the personal trade will be placed, and certain other requirements are met, the BIP Compliance Officer will approve the trade, return a copy of the approval to the Access Person, and retain the original in the Access Person's personal securities transactions file.

Prohibition on Trading During "Blackout Period"

The Code prohibits Access Persons from trading in any security during a certain period before and after BIP trades in the same security on behalf of its clients, which is known as a "blackout period." For all Access Persons, the blackout period is any day during which an BIP Client has a pending buy or sell order for the same security, plus the trading day before and the trading day after the client's order is executed or withdrawn. An extended blackout period applies to Investment Persons (portfolio managers and analysts) who manage mutual fund portfolios. For them, the blackout period begins seven days before and ends seven days after a Fund they participate in managing has purchased or sold the security (15 days total).

Prohibition on Short-Term Trading

Access Persons may not profit from the purchase and sale, or sale and purchase, of the same or equivalent securities (including mutual fund shares) within 60 calendar days. This prohibition does not apply to certain transactions, such as those that occur as part of an automated investment program.

Non-Disclosure of Non-Public Information

Access Persons are often in possession of information that is not available to parties outside of BIP. This information is considered highly confidential and is not to be disclosed to the public or other bank employees. Examples of information that may not be disclosed include securities held in BIP client accounts, transactions in such accounts and securities recommendations.

Service on Boards and Committees

Before serving on a Board of Directors or committee of any organization not affiliated with the Bank of Hawaii, approval must be obtained from the BIP Compliance Officer. Generally, permission to do so will be granted when such service is not inconsistent with the interests of BIP clients, especially in the case of charitable organizations. However, service on a board of a publicly-traded company will normally not be allowed due to the potential for conflicts to occur.

New Brokerage Accounts

As discussed below, Access Persons must periodically disclose the existence of brokerage accounts in which they have a beneficial interest to the BIP Compliance Officer. It is anticipated that these accounts will be maintained at many different organizations. However, current Access Persons may not open new brokerage accounts at any firm other than Bankoh Investment Services without the prior approval of the BIP Compliance Officer.

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Reporting of Information Concerning Personal Securities Transactions

In addition to the Code of Ethics Certification mentioned above, three other types of reports concerning personal securities transactions are required on a periodic basis: (1) duplicate brokerage confirmations and statements; (2) quarterly reports of transactions; and (3) annual reports of personal holdings.

Duplicate Brokerage Confirmations and Statements

To permit BIP to verify compliance with the pre-clearance process, each Access Person (and his/her family members living in the same household) must instruct every broker-dealer with whom an account is maintained to send directly to BIP Compliance a duplicate copy of all transaction confirmations and statements generated by that broker-dealer for their accounts. To ensure that duplicate confirmations are received for all employee brokerage accounts, Access Persons are required to complete a Brokerage Account Form listing all such brokerage accounts, and to submit an updated Brokerage Account Form whenever an account is added or deleted.

Quarterly Reports of Transactions

Each Access Person must file a Quarterly Transaction Report with BIP Compliance within ten (10) days after the end of each quarter, whether or not they entered into any personal securities transactions during that quarter. This report contains certain specified information relating to each personal securities transaction executed during the previous quarter.

Annual Report on Personal Holdings

All Access Persons must provide BIP Compliance with a Report of all securities holdings in which they have a beneficial interest, as well as an indication of the range of the market value of each holding. This Report is required at the commencement of employment, and must be updated annually by all Access Persons.

ADMINISTRATION OF THE CODE OF ETHICS AND SANCTIONS

The BIP Compliance Officer is responsible for the day-to-day administration of the Code. Overall responsibility rests with the BIP Code of Ethics Review Committee, consisting of the Manager of AMG, a representative from the Human Resources Department, a representative from the Legal Department and such other persons as the Manager of ISG designates from time to time.

The BIP Compliance Officer must report Code violations promptly to the Review Committee. The Review Committee may impose appropriate sanctions against Access persons for violating the Code. Sanctions may include, but are not limited to, a letter of censure or reprimand, a monetary fine, a requirement to disgorge profits obtained from any transaction which is a violation of the Code, the suspension of personal trading privileges, and/or suspension or termination of the employment of the violator.

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                         BANKOH INVESTMENT PARTNERS, LLC

                                 CODE OF ETHICS

Employees of Bankoh Investment Partners, LLC (BIP) and certain other employees of Bank of Hawaii in positions identified in the definition of an Access Person in Appendix A have duties, responsibilities and access to information that give rise to ethical concerns that are not common to all Bank of Hawaii employees. This Code of Ethics (the "Code") has been adopted in accordance with Rule 17j-1(c) under the Investment Company Act of 1940 (the "Act") to provide Access Persons with guidance in dealing with these additional ethical concerns, primarily in the area of their own investment activities.

Currently, all Supervised Persons, as defined in Appendix A, are also BIP employees, and therefore Access Persons. Limited Access Persons - Bank of Hawaii, as defined in Appendix A, who have access to Non-Public Information, are not included in this Code because they are covered in the Bank of Hawaii's Investment Services Group (ISG) Trust Policy TPOL 10-31, entitled Personal Securities Transaction Reporting. That policy requires Limited Access Persons to agree to general principles of conduct similar to those in Section I of the Code and to follow specific personal securities reporting procedures under the supervision of the ISG compliance officers.

Capitalized terms used but not defined in the Code are defined in Appendix A. Appendix B establishes procedures related to certain requirements of the Code. All Appendices are part of the Code. The Code is, among other things, designed to assist in compliance with certain provisions of the Act that are set forth in Appendix C for background information.

I. GENERAL PRINCIPLES.

The Code sets forth BIP's requirements regarding the conduct of Access Persons in certain specified situations. There are fundamental fiduciary and other principles that underlie the specific guidelines of the Code and each Access Person is expected to also adhere to these fundamental principles:

      A. Access Persons must always observe the highest standards of business conduct and act in accordance with all applicable federal securities laws.

      B. Access Persons owe a fiduciary responsibility to BIP Clients and must not take actions that harm BIP Client interests or engage in any conduct that places or appears to place their own interests in conflict with the interests of BIP Clients or their investors

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      C.    Access Persons must avoid taking any action that would compromise or call into question their exercise of fully independent judgment in the interests of BIP Clients.

      D. No Access Person, in connection with his or her purchase or sale of any Security held or to be acquired by a BIP Client, shall:

            1.    Employ any device, scheme or artifice to defraud a BIP Client;

            2. Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a BIP Client;

            3. Make any untrue statement of a material fact to a BIP Client, or omit to state a material fact which would make an otherwise true statement, misleading; or

            4.    Engage in any manipulative practice with respect to a BIP
                  Client.

      E. No Access Person shall engage in market timing transactions, which are defined as trading shares of an open-end mutual fund with the intent of arbitraging an inefficiency in the valuation of that fund, including but not limited to transactions for his or her own benefit or the benefit of a Portfolio. In addition, all Access Persons shall adhere to the market timing and share trading policies of all open-end mutual funds in which they invest. The above restrictions apply to all such trades, including those executed through omnibus or retirement accounts.

      F. No Access Person shall engage in late trading of open-end mutual funds (i.e., the submission of a trade after the daily pricing time for net asset value with an intent or agreement to obtain that day's net asset value).

      G. Access Persons are expected to adhere to both the letter and spirit of the Code and must avoid any actions designed to achieve indirectly a result that the Code seeks to prevent or discourage. This includes effecting transactions in an omnibus account, a 401(k) plan or other retirement plan, variable annuity or variable life insurance policy investing in mutual fund assets, or any other alternative investment vehicle, or by means of any other person or entity.

      H. Any Access Person who has any doubt as to whether his or her contemplated conduct would violate the Code should first discuss the proposed conduct with the Compliance Officer.

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II.   EXEMPT PERSONAL SECURITIES TRANSACTIONS.

      Section III of the Code shall not apply to the following Exempt Transactions.

      A. Purchases or sales of Bank of Hawaii Corporation stock and options on Bank of Hawaii Corporation stock.

      B. Purchases or sales of a Security in any account over which the Access Person has no direct or indirect influence or Control.

      C.    Gifts of Securities made by an Access Person.

      D. Purchases or sales of a Security which are non-volitional on the part of either the Access Person or the BIP Client. Non-volitional transactions include gifts to an Access Person and transactions over which the Access Person has no control of the timing (such as open options contracts exercised by the other party to the contract), or transactions which result from corporate action applicable to all similar security holders (such as splits, tender offers, mergers, stock dividends, etc.).

      E. Purchases of Securities which are part of an automated investment program, such as an automatic dividend reinvestment plan, automated employee stock ownership program (ESOP) or automated investment program of an account subject to ERISA, as well as sales of Securities which are part of an automated withdrawal from an ERISA or ESOP program.

      F. Purchases of Securities effected upon the exercise of rights issued pro rata to all holders of a class of Securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired.

III.  PROHIBITED PERSONAL SECURITIES TRANSACTIONS.

      Unless it is an Exempt Transaction as listed in Section II of the Code:

      A. No Access Person shall purchase or sell any Security, excluding shares of a Fund, without first obtaining a Pre-clearance Authorization as provided in Appendix B, part A.2. The Compliance Officer may also grant an exemption as provided in Appendix B, part A.1.

      B. No Access Person shall purchase or sell any Security, excluding shares of a Fund, if at the time of such purchase or sale the Access Person has actual knowledge that the Security is being purchased or sold, or is being considered for purchase or sale, by BIP for a BIP Client.

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      C.    No Access Person shall purchase or sell a Security, excluding shares of a Fund, during a Blackout Period for that Security (any day during which a BIP Client has a pending buy or sell order for the same Security, or during the trading day before and trading day after the BIP Client's order is executed or withdrawn).

      D. No Investment Person for a Fund shall purchase or sell a Security, excluding shares of a Fund, during an Extended Blackout Period for that Security.

      E. No Access Person shall acquire any Security in an Initial Public Offering or a Private Placement without the prior written approval of the Compliance Officer.

      F. No Access Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Security, which includes shares of Funds, within 60 calendar days. Any purchase and sale of the same (or equivalent) Security within a 60 calendar day period is prohibited even if the Access Person holds more of the Security. For purposes of this rule, exempted purchases or sales in Section II of the Code are not considered a transaction.

IV.   USE OF NON-PUBLIC INFORMATION.

      No Access Person shall:

      A. Disclose to any other person, except to the extent permitted by law and necessary to carry out his or her duties as an Access Person and as part of those duties, any Non-Public Information regarding any BIP Client, including any Security holdings or transactions of a BIP Client, any Security recommendation made to a BIP Client, and any Security Transaction by a BIP Client or under consideration by or for a BIP Client, including information about actual or contemplated investment decisions. This restriction does not preclude an Access Person from disclosing to any BIP client any of that client's Portfolio information, including holdings and transactions.

      B. Use any Non-Public Information regarding any BIP Client in any way which might be contrary to or in competition with the interests of such BIP Client.

      C. Use any Non-Public Information regarding any BIP Client in any way for personal gain.

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V.    OTHER.

      No Access Person shall:

      A. Recommend any Security transaction, excluding a transaction in shares of a Fund, for execution by a BIP Client without first disclosing to the Compliance Officer such Access Person's interest, if any, in such Security or the issuer thereof, including without limitation (i) his or her direct or indirect Beneficial Ownership of any Securities of such issuer; (ii) any contemplated transaction by such Access Person in such Security; (iii) any position of such Access Person with such issuer or its affiliates; and (iv) any present or proposed business relationship between such Access Person and such issuer or its affiliates.

      B. Seek or accept preferential treatment or any gift of more than de minimus value ($100) from any person or entity that to his or her knowledge does business with or on behalf of Bank of Hawaii or any BIP Client.

      C. Serve as an officer of, or on the Board of Directors or investment committee of, or as a paid consultant or advisor to any corporation or other business entity without the prior written approval of the Compliance Officer.

VI.   COMPLIANCE REPORTING.

      In order to facilitate the process of monitoring compliance with the Code, each Access Person shall:

      A. Notify the Compliance Officer, by submission of an initial or updated brokerage account report, in accordance with Appendix C, of all brokerage accounts he or she maintains, directly or indirectly controls or in which he or she or a related Interested Person [as defined under Act Section 2(a)(19)(B)(ii)] has a Beneficial Ownership interest, and of the opening or closing of any such brokerage account.

      B. Instruct each broker-dealer where any such account is maintained to send a duplicate copy of any and all periodic statements and transaction confirmations for that account directly to the Compliance Officer on a timely basis.

      C. File a quarterly transaction report, in accordance with Appendix C, with the Compliance Officer no later than 10 calendar days after the end of each calendar quarter, whether or not the Access Person purchased or sold any Securities during that quarter.

      D. Within 10 days of becoming an Access Person submit an initial holdings report, and no later than January 30th of each year thereafter, submit an

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            annual holdings report in accordance with Appendix C to the
            Compliance Officer listing all known Securities in which the Access Person has a Beneficial Interest.

VII. ACKNOWLEDGED RECEIPT OF CODE.

      A. The Compliance Officer shall provide each Access Person, upon his or her becoming an Access Person, with a copy of this Code.

      B. Within 10 days of becoming an Access Person, and no later than January 30th of each year thereafter, each Access Person shall submit a signed compliance certification to the Compliance Officer that he or she has (1) read and understood the Code and recognizes that he or she is subject to the Code and (2) complied with the requirements of the Code.

      C. Within 10 days of receiving any subsequent amendment to this Code, each Access Person shall submit a signed compliance certification to the Compliance Officer that he or she has (1) read and understood the Code, as amended, and recognizes that he or she is subject to the Code, as amended, and (2) complied with the requirements of the Code, as amended.

      D. Within 10 days of becoming an Access Person, and no later than January 30th of each year thereafter, each Access Person shall submit a signed compliance certification to the Compliance Officer he or she has complied with the market timing and share trading policies of all of the mutual funds in which he or she invests.

      E. Each Access Person shall promptly report any apparent violation of the Code to the Compliance Officer.

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                                   APPENDIX A

                         DEFINITIONS AS USED IN THE CODE

Access Person includes:

      1.    Any director, officer or employee of BIP, and

      2.    Any Supervised Person who:

            (a) has access to Non-Public Information regarding any BIP Client's purchase or sale of securities, or the holdings of any BIP Client; or

            (b) is involved in making securities recommendations to BIP Clients, or has access to such recommendations that are non-public.

      3. Any director, officer, or employee of Bank of Hawaii who (a) provides services for or related to BIP that might reasonably be expected to give him or her access to Non-Public Information about BIP Clients and (b) has been designated by the Compliance Officer as an Access Person.

Act means the Investment Company Act of 1940, as amended from time to time.

Beneficial Ownership shall be interpreted in accordance with Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such provision may be interpreted by the Securities and Exchange Commission. Accounts involving family members (including husband, wife, minor children or other dependent relatives) and accounts in which an Access Person has any indirect beneficial interest (such as a trust of which the Access Person is an income or principal beneficiary) are included within the meaning of indirect Beneficial Ownership.

BIP Client means a Fund or Portfolio advised or managed by Bankoh Investment Partners, LLC. BIP Client includes Funds or Portfolios which are sub-advised by other registered investment advisors, although for purposes of Section III of the Code, BIP Client excludes these sub-advised Funds and Portfolios for all Access Persons other than those designated by the Compliance Officer. The rationale for this exclusion from the pre-clearance process is that Access Persons do not have access to sub-advised holdings and/or transactions. The Compliance officer will designate and inform the Access Persons who are overseeing the sub-advised Funds and Portfolios of their additional pre-clearance restrictions.

Blackout Period is the time period during which a Personal Security Transaction is prohibited due to a pending order, purchase or sale of a Security by BIP on behalf of a BIP Client. The Blackout Period applies to all Access Persons, but is always specific to the Security and could be specific to the Access Person, if that person is also an Investment Person managing a Fund which has effected a Security transaction. For

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Access Persons, the Blackout Period for that Security is any day during which a
BIP Client has a pending buy or sell order for the same Security, plus the trading day before and the trading day after the BIP Client's order is executed or withdrawn. For an Investment Person, the Extended Blackout Period for that Security extends from the seventh calendar day before to the seventh calendar day after the day a Fund has purchased or sold that Security for which he or she is designated as an Investment Person (i.e. 15 calendar days in total).

Compliance Officer means the BIP employee or employees designated as such by the Board of Managers.

Control has the same meaning as under Section 2(a)(9) of the Act.

Exempt Transaction means any transaction which is exempt from Section III of the Code as defined in Section II of the Code.

Fund means an investment company registered under the Act that is advised by BIP, except that it does not include a money market fund (i.e. a stable net asset value mutual fund) or a Fund that invests only in short-term fixed income Securities.

Initial Public Offering means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

Interested Person has the same meaning as under Section 2(a)(19) of the Act.

Investment Personnel means those Access Persons who, in connection with their regular functions or duties, make or participate in making recommendations regarding the purchase or sale of Securities for a BIP Client or obtain information concerning recommendations made to a BIP Client regarding the purchase or sale of Securities. The Compliance Officer is responsible for designating Investment Personnel. Designation as an Investment Person is BIP Client specific. An individual Investment Personnel is an Investment Person.

Limited Access Person - Bank of Hawaii includes any director, officer or employee of Bank of Hawaii, other than an Access Person, who with respect to any Portfolio has access to Non-Public Information regarding any Client's purchase or sale of securities or the holdings of any Client. Limited Access Persons are not covered by this Code, but instead are subject to the Bank of Hawaii's Investment Services Group TPOL 10-31 entitled Personal Securities Transaction Reporting.

Manager of BIP is the President of Bankoh Investment Partners, LLC.

Non-Public Information means any information that is not generally available to the general public in widely disseminated media reports, SEC filings, public reports, prospectuses, or similar publications or sources.

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Personal Securities Transaction means any direct or indirect acquisition or transfer of any Beneficial Ownership interest in a Security, or any derivative of a Security, and includes among other things: (1) the writing of an option to purchase or sell a Security, (2) the conversion of a convertible Security, (3) the exercise of a warrant for the purchase of a Security; (4) the acquisition or transfer of any interest in a Security by an account in which the Access Person has any indirect beneficial interest unless the Access Person has no direct or indirect control or influence over that account.

Portfolio means an investment account which is advised or managed by BIP which is not a Fund.

Private Placement means a non-public Security offering requiring limited registration documents that is not an Initial Public Offering.

Review Committee means the oversight committee which reviews the administration of the Code, including determining sanctions for violations.

Security means a security as defined in Section 2(a)(36) of the Act. It includes shares of a Fund but does not include:

      1. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

      2. Shares of registered open-end investment companies which are not advised by BIP.

      3. Securities issued or guaranteed as to principal and interest by the Government of the United States.

      4. Short term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the Act.

Supervised Persons include all partners, officers, directors and employees (or other persons occupying a similar status or performing similar functions) of BIP who provide advice on behalf of BIP and are subject to BIP's supervision and control.

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                                   APPENDIX B

                           ADMINISTRATION OF THE CODE

A.    SECURITIES TRADING.

      1. Exempt Transactions: The Compliance Officer may grant written exemptions from the personal trading restrictions in the Code upon determining that the transaction for which an exemption is requested would not materially violate any principle in Section I of the Code and that an exemption is appropriate to avoid an injustice to the Access Person in the particular factual situation presented. Factors to be considered may include the size and holding period of the Access Person's position in the Security, the market capitalization of the issuer, the liquidity of the Security, the reason for the Access Person's requested transaction, the amount and timing of BIP Client trading in the same or a related Security, and other relevant factors.

            Any Access Person wishing an exemption should submit a written request to the Compliance Officer setting forth the pertinent facts and reasons why the Access Person believes that the exemption should be granted.

      2. Pre-clearance Authorization: An Access Person seeking Pre-clearance Authorization to purchase or sell Securities must submit a pre-clearance request form to the Compliance Officer for processing by 11 am. If granted, the Pre-clearance Authorization is valid only during the next trading day for the exact security requested. An Access Person may decrease, but not increase, the size of his or her order without submitting a new form. After determining whether to authorize the transaction, the Compliance Officer will retain the original in each Access Person's securities transaction file and return a copy to the Access Person for his or her records. The Compliance Officer will be responsible for verifying that no Fund or Portfolio has traded the Security during the Blackout Period and that no Investment Personnel intend to purchase the Security for any BIP Client during the Blackout Period. The Manager of BIP may restrict the number of pre-clearance requests per Access Person and require that Access Persons be long-term investors in the Funds they manage in order to engage in personal trading.

      3. Private Placements: The Code's restriction on participation in Private Placements is designed, in part, to ensure that Access Persons do not invest in a Private Placement if the opportunity to invest in that Private Placement could be considered a favor granted by virtue of his or her position. In determining whether to grant prior approval for any investment in a Private Placement, the Compliance Officer will consider, among other things, whether it would be possible (and appropriate) to reserve that investment opportunity for BIP Clients, as well as whether the opportunity to invest in the Private Placement has been offered as a favor, or as compensation for services rendered. An Access Person who has been authorized to acquire Securities in a Private Placement must disclose such Private Placement investment if he or she plays a material role in a subsequent investment decision regarding the same issuer for a BIP Client. In the foregoing circumstances, BIP's decision to purchase or sell Securities of the issuer for a BIP

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            Client shall be subject to an independent review by an Investment
            Person (who does not report directly or indirectly to the requester and is selected by the Compliance Officer) with no personal interest in such issuer, and with the knowledge of the conflict of interest that may be present with respect to the other Investment Person.

B.    OUTSIDE INTERESTS.

      Authorization for an Access Person to serve as an officer or on the board of directors or investment committee or as a paid consultant or advisor to a corporation or other business entity will generally be granted when the Compliance Officer believes that such service will not be inconsistent with the interests of BIP Clients. As a general matter, directorships in unaffiliated public companies or companies which may reasonably be expected to become public companies will not be authorized because of the potential for conflicts which may impede BIP's freedom to act in the best interests of BIP Clients. Service with charitable organizations generally will be authorized, subject to considerations related to time required during working hours and use of proprietary information.

      Access Persons must also comply with the provisions in Bank of Hawaii's Code of Ethics which address this issue.

C.    COMPLIANCE OFFICER'S RESPONSIBILITIES.

      The Compliance Officer shall have day to day responsibility for the administration of the Code. Among other things, the Compliance Officer will:

      1. Verify compliance with Pre-clearance Authorizations by reviewing duplicate brokerage confirmations.

      2. Review all non-exempt Personal Securities Transactions by Access Persons to verify compliance with the Code.

      3. Designate any person who reasonably meets the criteria in Appendix A of the Code as, respectively, an Access Person, a Supervised Person, or an Investment Person, maintain a continuous log of such, and inform such person of his or her status.

      4. Monitor compliance with the Code, determine the materiality of any violations, and promptly report all violations of the Code to the Review Committee and the Manager of BIP or, if the Manager of BIP is personally involved, to the Manager's supervisor.

      5. Be responsible for carrying out BIP's obligations under Rule 17j-1 under the Act, including providing BIP Clients with any information required by Rule 17j-1, seeking any required approvals from BIP Clients and maintaining all records required by Rule 17j-1.

      6. Ensure that all reports submitted by Access Persons under Section VI of the Code contain the information required by Rule 17j-1 under the Act and otherwise conform to the requirements of Rule 17j-1 and the Code.

      7. On a quarterly basis, prepare a report of Code violations, a report of Personal Securities Transaction exemptions granted by the Compliance Officer, and a report of outside interest requests (as explained in Section B above) granted by the Compliance Officer to the Board of Managers and the Review Committee.

      8. Notify each Access Person of his or her obligations under the Code and conduct training on an annual basis or whenever the Investment Policy Committee materially amends the Code.

      9. A Compliance Officer must pre-clear his or her personal transactions through another designated Compliance Officer

D.    COMPLIANCE REPORTS.

      1. All reports and certificates required by Section VI of the Code shall be in a form designated by the Compliance Officer and shall contain the information required by Rule 17j-1 under the Act and shall otherwise comply with Rule 17j-1. The Compliance Officer will maintain a file copy of all reports and written approvals and written exemptions granted pertaining to this Code.

      2. The Review Committee shall distribute reports of its actions and reports that it receives to the Board of Managers, the Board(s) of Trustees of the Funds and/or divisions and departments of Chicago Equity Partners, LLC and/or the Bank of Hawaii as the Review Committee deems appropriate.

E.    COMPLIANCE.

      1.    Review Committee, a chartered subcommittee of the Board of Managers

            Compliance under the Code is a condition of employment. The Compliance Officer shall promptly report all violations to the BIP Code of Ethics Review Committee ("Review Committee") consisting of such persons as the Board of Managers shall designate from time to time. The Compliance Officer will serve as the coordinator of the Committee and maintain records of its actions.

      2.    Sanctions

            The Review Committee may impose such sanctions as it deems appropriate for violating the Code, including but not limited to a letter of censure or reprimand, a monetary fine, a requirement to disgorge profits obtained from any transaction which is a violation of the Code, the suspension of personal trading privileges, and/or suspension or termination of the employment of the violator.

                          APPENDIX C - LEGAL REFERENCES

RULE 17J-1 UNDER THE INVESTMENT COMPANY ACT OF 1940 - PERSONAL INVESTMENT ACTIVITIES OF INVESTMENT COMPANY PERSONNEL

      a.    DEFINITIONS. For purposes of this section:

            1.    Access Person means:

                  i. Any director, officer, general partner or Advisory Person of a Fund or of a Fund's investment adviser.

                        A. If an investment adviser is primarily engaged in a business or businesses other than advising Funds or other advisory clients, the term Access Person means any director, officer, general partner or Advisory Person of the investment adviser who, with respect to any Fund, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by the investment adviser to any Fund.

                        B. An investment adviser is "primarily engaged in a business or businesses other than advising Funds or other advisory clients" if, for each of its most recent three fiscal years or for the period of time since its organization, whichever is less, the investment adviser derived, on an unconsolidated basis, more than 50 percent of its total sales and revenues and more than 50 percent of its income (or loss), before income taxes and extraordinary items, from the other business or businesses.

                  ii. Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

            2. Advisory Person of a Fund or of a Fund's investment adviser means:

                  i. Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

                  ii. Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

            3.    Control has the same meaning as in section 2(a)(9) of the Act.

            4. Covered Security means a security as defined in section 2(a)(36) of the Act, except that it does not include:

                  i.    Direct obligations of the Government of the United
                        States;

                  ii. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

                  iii.  Shares issued by open-end Funds.

            5. Fund means an investment company registered under the Investment Company Act.

            6. An Initial Public Offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

            7. Investment Personnel of a Fund or of a Fund's investment adviser means:

                  i. Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund.

                  ii. Any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

            8. A Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

            9. Purchase or sale of a Covered Security includes, among other things, the writing of an option to purchase or sell a Covered Security.

            10.   Security Held or to be Acquired by a Fund means:

                  i. Any Covered Security which, within the most recent 15 days:

                        A.    Is or has been held by the Fund; or

                        B. Is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and

                  ii. Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph (a)(10)(i) of this section.

b. UNLAWFUL ACTIONS. It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

      1.    To employ any device, scheme or artifice to defraud the Fund;

      2. To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

                                                             Appendix C - Page 2

      3. To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

      4.    To engage in any manipulative practice with respect to the Fund.

c.    CODE OF ETHICS.

      1.    Adoption and Approval of Code of Ethics.

            i. Every Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and each investment adviser of and principal underwriter for the Fund, must adopt a written code of ethics containing provisions reasonably necessary to prevent its Access Persons from engaging in any conduct prohibited by paragraph (b) of this section.

            ii. The board of directors of a Fund, including a majority of directors who are not interested persons, must approve the code of ethics of the Fund, the code of ethics of each investment adviser and principal underwriter of the Fund, and any material changes to these codes. The board must base its approval of a code and any material changes to the code on a determination that the code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by paragraph (b) of this section. Before approving a code of a Fund, investment adviser or principal underwriter or any amendment to the code, the board of directors must receive a certification from the Fund, investment adviser or principal underwriter that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Funds, investment adviser's, or principal underwriter's code of ethics. The Fund's board must approve the code of an investment adviser or principal underwriter before initially retaining the services of the investment adviser or principal underwriter. The Fund's board must approve a material change to a code no later than six months after adoption of the material change.

            iii. If a Fund is a unit investment trust, the Fund's principal underwriter or depositor must approve the Fund's code of ethics, as required by paragraph (c)(1)(ii) of this section. If the Fund has more than one principal underwriter or depositor, the principal underwriters and depositors may designate, in writing, which principal underwriter or depositor must conduct the approval required by paragraph
                  (c)(1)(ii) of this section, if they obtain written consent from the designated principal underwriter or depositor.

      2.    Administration of Code of Ethics.

            i. The Fund, investment adviser and principal underwriter must use reasonable diligence and institute procedures reasonably necessary to prevent violations of its code of ethics.

            ii. No less frequently than annually, every Fund (other than a unit investment trust) and its investment advisers and principal underwriters must furnish to the Fund's board of directors, and the board of directors must consider, a written report that:

                  A. Describes any issues arising under the code of ethics or procedures since the last report to the board of directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

                                                             Appendix C - Page 3

                  B. Certifies that the Fund, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the code.

      3.    Exception for Principal Underwriters. The requirements of paragraphs
            (c)(1) and (c)(2) of this section do not apply to any principal underwriter unless:

            i. The principal underwriter is an affiliated person of the Fund or of the Fund's investment adviser; or

            ii. An officer, director or general partner of the principal underwriter serves as an officer, director or general partner of the Fund or of the Fund's investment adviser.

d.    REPORTING REQUIREMENTS OF ACCESS PERSONS.

      1. Reports Required. Unless excepted by paragraph (d)(2) of this section, every Access Person of a Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and every Access Person of an investment adviser of or principal underwriter for the Fund, must report to that Fund, investment adviser or principal underwriter:

            i. Initial Holdings Reports. No later than 10 days after the person becomes an Access Person, the following information:

                  A. The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

                  B. The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                  C.    The date that the report is submitted by the Access
                        Person.

            ii. Quarterly Transaction Reports. No later than 10 days after the end of a calendar quarter, the following information:

                  A. With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

                        1. The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                        2. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                        3. The price of the Covered Security at which the transaction was effected;

                        4. The name of the broker, dealer or bank with or through which the transaction was effected; and

                        5. The date that the report is submitted by the Access Person.

                                                             Appendix C - Page 4

                  B. With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access
                        Person:

                        1. The name of the broker, dealer or bank with whom the Access Person established the account;

                        2.    The date the account was established; and

                        3. The date that the report is submitted by the Access Person.

            iii. Annual Holdings Reports. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

                  A. The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

                  B. The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

                  C.    The date that the report is submitted by the Access
                        Person.

      2.    Exceptions from Reporting Requirements.

            i. A person need not make a report under paragraph (d)(1) of this section with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

            ii. A director of a Fund who is not an "interested person" of the Fund within the meaning of section 2(a)(19) of the Act, and who would be required to make a report solely by reason of being a Fund director, need not make:

                  A. An initial holdings report under paragraph (d)(1)(i) of this section and an annual holdings report under paragraph (d)(1)(iii) of this section; and

                  B.    A quarterly transaction report under paragraph
                        (d)(1)(ii) of this section, unless the director knew or, in the ordinary course of fulfilling his or her official duties as a Fund director, should have known that during the 15-day period immediately before or after the director's transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security.

            iii. An Access Person to a Fund's principal underwriter need not make a report to the principal underwriter under paragraph
                  (d)(1) of this section if:

                  A. The principal underwriter is not an affiliated person of the Fund (unless the Fund is a unit investment trust) or any investment adviser of the Fund; and

                  B. The principal underwriter has no officer, director or general partner who serves as an officer, director or general partner of the Fund or of any investment adviser of the Fund.

                                                             Appendix C - Page 5

            iv. An Access Person to an investment adviser need not make a quarterly transaction report to the investment adviser under paragraph (d)(1)(ii) of this section if all the information in the report would duplicate information required to be recorded under Sections 275.204-2(a)(12) or 275.204- 2(a)(13) of this chapter.

            v. An Access Person need not make a quarterly transaction report under paragraph (d)(1)(ii) of this section if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, investment adviser or principal underwriter with respect to the Access Person in the time period required by paragraph (d)(1)(ii), if all of the information required by that paragraph is contained in the broker trade confirmations or account statements, or in the records of the Fund, investment adviser or principal underwriter.

      3. Review of Reports. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph
            (d)(1) of this section must institute procedures by which appropriate management or compliance personnel review these reports.

      4. Notification of Reporting Obligation. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph (d)(1) of this section must identify all Access Persons who are required to make these reports and must inform those Access Persons of their reporting obligation.

      5. Beneficial Ownership. For purposes of this section, beneficial ownership is interpreted in the same manner as it would be under Rule 16a-1(a)(2) of this chapter in determining whether a person is the beneficial owner of a security for purposes of section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. Any report required by paragraph (d) of this section may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

e. PRE-APPROVAL OF INVESTMENTS IN IPOS AND LIMITED OFFERINGS. Investment Personnel of a Fund or its investment adviser must obtain approval from the Fund or the Fund's investment adviser before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.

f.    RECORDKEEPING REQUIREMENTS.

      1. Each Fund, investment adviser and principal underwriter that is required to adopt a code of ethics or to which reports are required to be made by Access Persons must, at its principal place of business, maintain records in the manner and to the extent set out in this paragraph (f), and must make these records available to the Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

            A. A copy of each code of ethics for the organization that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

            B. A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

            C. A copy of each report made by an Access Person as required by this section, including any information provided in lieu of the reports under paragraph (d)(2)(v) of this section, must be maintained for at least five

                                                             Appendix C - Page 6
                  years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

            D. A record of all persons, currently or within the past five years, who are or were required to make reports under paragraph (d) of this section, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place; and

            E. A copy of each report required by paragraph (c)(2)(ii) of this section must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

      2. A Fund or investment adviser must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under paragraph (e), for at least five years after the end of the fiscal year in which the approval is granted.

RULE 16a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934-- DEFINITION OF TERMS

Terms defined in this rule shall apply solely to section 16 of the Act and the rules thereunder. These terms shall not be limited to section 16(a) of the Act but also shall apply to all other subsections under section 16 of the Act.

      a.    The term beneficial owner shall have the following applications:

                1. Solely for purposes of determining whether a person is a beneficial owner of more than ten percent of any class of equity securities registered pursuant to section 12 of the Act, the term "beneficial owner" shall mean any person who is deemed a beneficial owner pursuant to section 13(d) of the Act and the rules thereunder; provided, however, that the following institutions or persons shall not be deemed the beneficial owner of securities of such class held for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business (or in the case of an employee benefit plan specified in paragraph
                      (a)(1)(vi) of this section, of securities of such class allocated to plan participants where participants have voting power) as long as such shares are acquired by such institutions or persons without the purpose or effect of changing or influencing control of the issuer or engaging in any arrangement subject to Rule 13d-3(b):

                      i. A broker or dealer registered under section 15 of the Act;

                      ii.   A bank as defined in section 3(a)(6) of the Act;

                      iii. An insurance company as defined in section 3(a)(19) of the Act;

                      iv. An investment company registered under section 8 of the Investment Company Act of 1940;

                      v.    Any person registered as an investment adviser under
                            Section 203 of the Investment Advisers Act of 1940 or under the laws of any state;

                      vi. An employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. 1001 et seq. ("ERISA") that is subject to the provisions of ERISA, or any such plan that is not subject to ERISA that is maintained primarily for the benefit of the employees of a state or local government or instrumentality, or an endowment fund;

                                                             Appendix C - Page 7

                  vii. A parent holding company or control person, provided the aggregate amount held directly by the parent or control person, and directly and indirectly by their subsidiaries or affiliates that are not persons specified in paragraphs (a)(1)(i) through (ix), does not exceed one percent of the securities of the subject class;

                  viii. A savings association as defined in Section 3(b) of the
                        Federal Deposit Insurance Act (12 U.S.C. 1813);

                  ix. A church plan that is excluded from the definition of an investment company under section 3(c)(14) of the Investment Company Act of 1940; and

                  x. A group, provided that all the members are persons specified in Rule 16a-1(a)(1)(i) through (ix).

                  xi. A group, provided that all the members are persons specified in Rule 16a-1(a)(1) (i) through (vii).

NOTE TO PARAGRAPH (a). Pursuant to this section, a person deemed a beneficial owner of more than ten percent of any class of equity securities registered under section 12 of the Act would file a Form 3, but the securities holdings disclosed on Form 3, and changes in beneficial ownership reported on subsequent Forms 4 or 5 , would be determined by the definition of "beneficial owner" in paragraph (a)(2) of this section.

      2. Other than for purposes of determining whether a person is a beneficial owner of more than ten percent of any class of equity securities registered under Section 12 of the Act, the term beneficial owner shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the equity securities, subject to the following:

            i. The term pecuniary interest in any class of equity securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

            ii. The term indirect pecuniary interest in any class of equity securities shall include, but not be limited to:

                  A. Securities held by members of a person's immediate family sharing the same household; provided, however, that the presumption of such beneficial ownership may be rebutted; see also Rule 16a-1(a)(4);

                  B. A general partner's proportionate interest in the portfolio securities held by a general or limited partnership. The general partner's proportionate interest, as evidenced by the partnership agreement in effect at the time of the transaction and the partnership's most recent financial statements, shall be the greater of:

                        1. The general partner's share of the partnership's profits, including profits attributed to any limited partnership interests held by the general partner and any other interests in profits that arise from the purchase and sale of the partnership's portfolio securities; or

                                                             Appendix C - Page 8

                  2. The general partner's share of the partnership capital account, including the share attributable to any limited partnership interest held by the general partner.

            C. A performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; provided, however, that no pecuniary interest shall be present where:

                  1. The performance-related fee, regardless of when payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary's overall performance over a period of one year or more; and

                  2. Equity securities of the issuer do not account for more than ten percent of the market value of the portfolio. A right to a nonperformance-related fee alone shall not represent a pecuniary interest in the securities;

            D. A person's right to dividends that is separated or separable from the underlying securities. Otherwise, a right to dividends alone shall not represent a pecuniary interest in the securities;

            E. A person's interest in securities held by a trust, as specified in Rule 16a-8(b); and

            F. A person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

      iii. A shareholder shall not be deemed to have a pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

3. Where more than one person subject to section 16 of the Act is deemed to be a beneficial owner of the same equity securities, all such persons must report as beneficial owners of the securities, either separately or jointly, as provided in Rule 16a-3(j). In such cases, the amount of short-swing profit recoverable shall not be increased above the amount recoverable if there were only one beneficial owner.

4. Any person filing a statement pursuant to section 16(a) of the Act may state that the filing shall not be deemed an admission that such person is, for purposes of section 16 of the Act or otherwise, the beneficial owner of any equity securities covered by the statement.

5. The following interests are deemed not to confer beneficial ownership for purposes of section 16 of the Act:

      i. Interests in portfolio securities held by any holding company registered under the Public Utility Holding Company Act of 1935 (15 U.S.C. 79a et seq.);

      ii. Interests in portfolio securities held by any investment company registered under the Investment Company Act of 1940; and

                                                             Appendix C - Page 9

      iii. Interests in securities comprising part of a broad-based, publicly traded market basket or index of stocks, approved for trading by the appropriate federal governmental authority.

INVESTMENT COMPANY ACT OF 1940 - SECTION 2(a)(9):

"Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than 25 per centum of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed not to be a controlled person within the meaning of this title. Any such presumption may be rebutted by evidence, but except as hereinafter provided, shall continue until a determination to the contrary made by the Commission by order either on its own motion or on application by an interested person. If an application filed hereunder is not granted or denied by the Commission within sixty days after filing thereof, the determination sought by the application shall be deemed to have been temporarily granted pending final determination of the Commission thereon. The Commission, upon its own motion or upon application, may by order revoke or modify any order issued under this paragraph whenever it shall find that the determination embraced in such original order is no longer consistent with the facts.

INVESTMENT COMPANY ACT OF 1940 - SECTION 2(a)(16):

"Government security" means any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate

INVESTMENT COMPANY ACT OF 1940 - SECTION 2(a)(19):

"Interested person" of another person means--

            A.    when used with respect to an investment company--

                  i.    any affiliated person of such company,

                  ii. any member of the immediate family of any natural person who is an affiliated person of such company,

                  iii. any interested person of any investment adviser of or principal underwriter for such company,

                  iv. any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of such company has acted as legal counsel for such company,

                  v. any person or any affiliated person of a person (other than a registered investment company) that, at any time during the 6-month period preceding the date of the determination of whether that person or affiliated person is an interested person, has executed any portfolio transactions for, engaged in any principal transactions with, or distributed shares for--

                        I.    the investment company;

                                                            Appendix C - Page 10

                        II. any other investment company having the same investment adviser as such investment company or holding itself out to investors as a related company for purposes of investment or investor services; or

                        III. any account over which the investment company's investment adviser has brokerage placement discretion,

                  vi. any person or any affiliated person of a person (other than a registered investment company) that, at any time during the 6-month period preceding the date of the determination of whether that person or affiliated person is an interested person, has loaned money or other property to--

                        I.    the investment company;

                        II. any other investment company having the same investment adviser as such investment company or holding itself out to investors as a related company for purposes of investment or investor services; or

                        III. any account for which the investment company's investment adviser has borrowing authority,

                  vii. any natural person whom the Commission by order shall have determined to be an interested person by reason of having had, at any time since the beginning of the last two completed fiscal years of such company, a material business or professional relationship with such company or with the principal executive officer of such company or with any other investment company having the same investment adviser or principal underwriter or with the principal executive officer of such other investment company:

Provided, That no person shall be deemed to be an interested person of an investment company solely by reason of (aa) his being a member of its board of directors or advisory board or an owner of its securities, or (bb) his membership in the immediate family of any person specified in clause (aa) of this proviso; and

B. when used with respect to an investment adviser of or principal underwriter for any investment company--

      i. any affiliated person of such investment adviser or principal underwriter,

      ii. any member of the immediate family of any natural person who is an affiliated person of such investment adviser or principal underwriter,

      iii. any person who knowingly has any direct or indirect beneficial interest in, or who is designated as trustee, executor, or guardian of any legal interest in, any security issued either by such investment adviser or principal underwriter or by a controlling person of such investment adviser or principal underwriter,

      iv. any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of such investment company has acted as legal counsel for such investment adviser or principal underwriter,

                                                            Appendix C - Page 11

      v. any person or any affiliated person of a person (other than a registered investment company) that, at any time during the 6-month period preceding the date of the determination of whether that person or affiliated person is an interested person, has executed any portfolio transactions for, engaged in any principal transactions with, or distributed shares for--

            I. any investment company for which the investment adviser or principal underwriter serves as such;

            II. any investment company holding itself out to investors, for purposes of investment or investor services, as a company related to any investment company for which the investment adviser or principal underwriter serves as such; or

            III. any account over which the investment adviser has brokerage placement discretion,

      vi. any person or any affiliated person of a person (other than a registered investment company) that, at any time during the 6-month period preceding the date of the determination of whether that person or affiliated person is an interested person, has loaned money or other property to--

            I. any investment company for which the investment adviser or principal underwriter serves as such;

            II. any investment company holding itself out to investors, for purposes of investment or investor services, as a company related to any investment company for which the investment adviser or principal underwriter serves as such; or

            III. any account for which the investment adviser has borrowing authority,

            vii. any natural person whom the Commission by order shall have determined to be an interested person by reason of having had at any time since the beginning of the last two completed fiscal years of such investment company a material business or professional relationship with such investment adviser or principal underwriter or with the principal executive officer or any controlling person of such investment adviser or principal underwriter.

For the purposes of this paragraph (19), "member of the immediate family" means any parent, spouse of a parent, child, spouse of a child, spouse, brother, or sister, and includes step and adoptive relationships. The Commission may modify or revoke any order issued under clause (vi) of subparagraph (A) or (B) of this paragraph whenever it finds that such order is no longer consistent with the facts. No order issued pursuant to clause (vi) of subparagraph (A) or (B) of this paragraph shall become effective until at least sixty days after the entry thereof, and no such order shall affect the status of any person for the purposes of this title or for any other purpose for any period prior to the effective date of such order.

                                                            Appendix C - Page 12

INVESTMENT COMPANY ACT OF 1940 - SECTION 2(a)(36):

"Security" means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing

                                                            Appendix C - Page 13

                         Bankoh Investment Partners, LLC

                        Acknowledgment of Code of Ethics

Pursuant to Rule 17j-1(c)(2)(B) of the Investment Company Act of 1940, Bankoh Investment Partners, LLC ("BIP") has adopted procedures that are necessary to prevent access persons from violating its Code of Ethics (the "Code").

      1. I have received a copy of the Code of BIP. I have read it and I understand it.

      2. I agree to comply with the Code and to follow the procedures outlined in the Code, including but not limited to, the personal security transactions prior approval and quarterly reporting requirements. I also certify that I have complied with all of the provisions of the Code during the most recent calendar year, except as otherwise disclosed to ISG Compliance.

      3. I certify that I have disclosed to BIP all brokerage accounts in which I have beneficial interest, and that I have authorized each such brokerage firm to send directly to ISG Compliance duplicate copies of all transaction confirmations and statements for such accounts.

      4. I further certify that I have complied with the market timing and share trading policies of all mutual funds in which I have invested.

_______________________________               _______________________________
Date                                          Name (Print)

                                              _______________________________
                                              Signature

                         Bankoh Investment Partners, LLC

               PERSONAL SECURITIES TRANSACTION PRE-CLEARANCE FORM

Employee Name (Print):            ______________________________________________

Proposed Trade Date:               _____________________________________________

NOTE: TRADING IS AUTHORIZED ONLY FOR THIS DATE.

I hereby certify as follows:

1. I am familiar with Bankoh Investment Partner, LLC's Code of Ethics, and to the best of my knowledge, this transaction complies in all material respects with said policy.

2. I am not aware of any material, non-public information concerning this issuer.

3.    [ ] I am an Investment Personnel (1)
      [ ] I am an Access Person (2)

Signature:         _____________________________________________________________
Date:              _____________________________________________________________

Security Name:    ________________   Market Capitalization: ____________________

Ticker Symbol:    ________________   This Security is on the Approved List: [ ]

Buy or Sell:      ________________   Number of Shares:      ____________________

                                     [ ] Limit Order -
                                     Price:
[ ] Market Order: ________________   Expires:               ____________________

                                  AUTHORIZATION

COMPLIANCE OFFICER              Exempt from the Code of Ethics: Yes [ ] No  [ ]

By:            _________________________________________________________________
Signature:     _________________________________________________________________
Date:          _________________________________________________________________
Reason for Exemption:

________________________________________________________________________________
________________________________________________________________________________

----------------------
(1) "Investment Personnel" means those Access Persons who, in connection with their regular functions or duties, make or participate in making recommendations regarding the purchase or sale of Securities for an BIP Client or obtain information concerning recommendations made to an BIP Client regarding the purchase or sale of Securities. The Compliance Officer is responsible for designating Investment Personnel. Designation as an Investment Person is BIP Client specific. An individual Investment Personnel is an Investment Person.

(2) "Access Person" includes: 1. Any director, officer or employee of BIP, and
2. Any Supervised Person who: (a) has access to Non-Public Information regarding any BIP Client's purchase or sale of securities, or the holdings of any BIP Client; or (b) is involved in making securities recommendations to BIP Clients, or has access to such recommendations that are non-public. 3. Any director, officer, or employee of Bank of Hawaii who (a) provides services for or related to BIP that might reasonably be expected to give him or her access to Non-Public Information about BIP Clients and (b) has been designated by the Compliance Officer as an Access Person.